United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2016

NorthWest Indiana Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-4400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 28, 2016, NorthWest Indiana Bancorp (the “Corporation”) held its Annual Meeting of Shareholders pursuant to due notice. Three directors were elected to the following terms, by the following votes. Holders of a total of 1,776,086 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes

Edward J. Furticella	2019	1,447,014	1,351	327,721
Joel Gorelick	2019	1,446,026	2,339	327,721
Amy W. Han, Ph.D.	2019	1,440,411	7,954	327,721

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante & Moran, PLLC as auditors for NorthWest Indiana Bancorp for the year ended December 31, 2016	1,753,856	444	21,786

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	1,375,787	45,794	26,784	327,721

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 28, 2016	NorthWest Indiana Bancorp

	By:	/s/ Benjamin Bochnowski
Benjamin Bochnowski
President and Chief Executive Officer